UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 13, 2016
_________

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The disclosure set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Employment Agreement of Phillip Louis Gomez, III

On October 13, 2016 SIGA Technologies, Inc. (“SIGA” or the “Company”) entered into an Employment Agreement (the “Gomez Employment Agreement”) with Phillip Louis Gomez, III, 49, pursuant to which he became SIGA’s Chief Executive Officer.

Prior to joining SIGA, Dr. Gomez was a Principal in the Pharma & Life Sciences Management Consulting Practice at PricewaterhouseCoopers LLP (“PwC”) since 2011. At PwC, and at PRTM Management Consultants (“PRTM”), where he was a Director from 2007-2011 prior its acquisition by PwC, Dr. Gomez led the team that focused on the development and execution of business strategies for leading pharmaceutical companies, governmental agencies, academic medical centers, and foundations with respect to product development and manufacturing of pharmaceutical products.  Dr. Gomez joined PRTM from the Vaccine Research Center at the  National Institute of Allergy and Infectious Diseases at the National Institutes of Health (“NIH”), where he worked from 2001 – 2007 and established the Vaccine Production Program, which manufactured vaccines for clinical trials against HIV, SARS, Ebola, West Nile Virus and Influenza.  Prior to NIH, Dr. Gomez spent more than nine years in the pharmaceutical industry at Abbott Laboratories, Sanofi Pasteur, and Baxter Healthcare Corporation in positions of increasing responsibility, leading process/product development initiatives and project teams for the development of multiple biologic products.  Dr. Gomez holds a Bachelor of Arts degree from Dartmouth College, a Master of Science and a Doctor of Philosophy in chemical engineering from Lehigh University, and a Master of Business Administration from the Smith School of Business at the University of Maryland.

Pursuant to his employment agreement, SIGA agrees to pay to Dr. Gomez an annual base salary of $750,000, subject to an automatic increase of three percent (3%) above the amount of his base salary in effect at the end of the prior calendar year, beginning with January 1, 2018 and ending on the third (3rd) anniversary of the occurrence of a Change of Control (as such term is defined in the Gomez Employment Agreement). The Board of Directors of the Company (the “Board”) may increase Dr. Gomez’s base salary by additional discretionary amounts but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Dr. Gomez’s base salary; provided that, no such additional discretionary increase shall be implemented prior to the date the Company’s covenants under its Plan of Reorganization (the “Plan”) terminate in accordance with the Plan without the prior written consent of PharmAthene, Inc. (“PharmAthene”). On or as soon as practicable after the effective date of the Gomez Employment Agreement (but in no event later than January 15, 2017), the Company shall grant Dr. Gomez a one-time long term equity award, which shall have a value equal to $2,100,000 and consist of restricted stock or restricted stock units of the Company, stock options to purchase shares of common stock of the Company (using a Black-Scholes pricing model) and/or cash (in each case as determined by the Board). Under the terms of his employment agreement, from the effective date of the Gomez Employment Agreement through its one-year anniversary, the Company shall pay Dr. Gomez a guaranteed bonus of $750,000, provided that Dr. Gomez remains employed with the Company on the one-year anniversary of the Gomez Employment Agreement.  With respect to the calendar year 2017, the Company shall pay Dr. Gomez an annual bonus, subject to the discretion of the Company, based upon a target bonus opportunity of $750,000 and upon the achievement of performance criteria and goals approved by the Compensation Committee. The amount of the annual bonus earned and payable for calendar year 2017, if any, shall be prorated based on the number of days remaining in calendar year 2017 after the end of the guaranteed bonus period, divided by 365. For the 2018 calendar year and each subsequent calendar year during which Dr. Gomez is employed under the Gomez Employment Agreement, the Company shall pay Dr. Gomez an annual bonus, subject to the discretion of the Board, based upon a target bonus opportunity of 100% of Dr. Gomez’s then-current base salary, based upon the achievement of performance criteria and goals approved by the Compensation Committee. In the event of a Change of Control of the Company, Dr. Gomez shall receive an annual cash bonus for the year in which the Change of Control occurs equal to the greater of (i) the target annual bonus for such year or (ii) the annual bonus determined based upon the applicable performance criteria and goals for such year, provided that Dr. Gomez remains employed on the last day of such calendar year. The term of his employment expires at the end of the two (2) year anniversary of the Gomez Employment Agreement becoming effective and will automatically renew for additional one (1) year periods unless notice of non-renewal is given; provided, however, that the agreement shall not automatically renew upon the expiration of any subsequent term that ends following the third (3rd) anniversary of the occurrence of a Change of Control.

Severance Arrangement for Phillip Louis Gomez, III

Pursuant to the Gomez Employment Agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Dr. Gomez for good reason.

●
Termination by the Company without cause or by Dr. Gomez for good reason in the period (the “Change of Control Period”) that begins 90 days prior to the occurrence of a Change of Control and ends on the second anniversary of the occurrence of a Change of Control.

●	Termination by the Company for cause or by Dr. Gomez without good reason.

●	Termination by the Company based on Dr. Gomez’s death or total disability.

If the Gomez Employment Agreement is terminated without cause or if Dr. Gomez terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; and (vii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants, excluding any equity grants that may be awarded after the judgment in the PharmAthene litigation is satisfied under the Plan by delivery to PharmAthene of one hundred percent (100%) of the Company’s equity, shall, immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the Gomez Employment Agreement is terminated by the Company during the Change of Control Period other than for cause or if non-renewed or if Dr. Gomez terminates his employment during the Change of Control Period for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his base salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; (vii) a pro rata portion of the annual bonus for the year of termination; and (viii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants, excluding any equity grants that may be awarded after the judgment in the PharmAthene litigation is satisfied under the Plan by delivery to PharmAthene of one hundred percent (100%) of the Company’s equity, shall, immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If Dr. Gomez’s employment is terminated by reason of death or total disability, by the Company for cause or if he voluntarily terminates his employment without good reason, he (or his estate and beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Company in good faith and payable in cash in accordance with his employment agreement.

The foregoing description of the terms of the Gomez Employment Agreement is qualified in its entirety by the full text of the Gomez Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated into this Item 5.02 by reference.

Amended and Restated Employment Agreement of Eric A. Rose

In connection with the employment of Dr. Gomez as the Company’s Chief Executive Officer (as described above), on October 13, 2016 Eric A. Rose resigned from his position as Chief Executive Officer of the Company and the Company entered into an Amended and Restated Employment Agreement (the “Rose Employment Agreement”) with Dr.  Rose pursuant to which he became SIGA’s Executive Chairman of the Board.

Pursuant to the Rose Employment Agreement, SIGA agrees to pay to Dr. Rose an annual base salary of $740,000 from the effective date of the Rose Employment Agreement until the agreement’s first anniversary and at an annual rate of $700,000 from the first anniversary of the agreement’s effective date until the second anniversary of the Rose Employment Agreement (the “Scheduled Termination Date”). In connection with the Rose Employment Agreement, the Company shall grant Dr. Rose a one-time long term equity award of 300,000 shares of restricted stock or restricted stock units of the Company. Such grant will be subject to such customary terms and conditions as are consistent with the Company’s 2010 Stock Incentive Plan, with its award agreements and with applicable law. Dr. Rose shall be eligible to participate in the Company’s annual bonus program for 2016 (but not for years after 2016), subject to the discretion of the Company.

The term of his employment expires at the Scheduled Termination Date.

Severance Arrangement for Eric A. Rose

Pursuant to the Rose Employment Agreement, the following termination circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Dr. Rose for good reason.

●	Termination by the Company for cause or by Dr. Rose without good reason.

●	Termination by the Company based on Dr. Rose’s death or total disability.

If the Rose Employment Agreement is terminated without cause or if Dr. Rose terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his base salary until the Scheduled Termination Date; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants, excluding any equity grants that may be awarded after the judgment in the PharmAthene litigation is satisfied under the Plan by delivery to PharmAthene of one hundred percent (100%) of the Company’s equity, shall, immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If Dr. Rose’s employment is terminated by reason of death or total disability, by the Company for cause or if he voluntarily terminates his employment without good reason, he (or his estate and beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants.

Dr. Rose shall not be entitled to any severance or separation pay upon termination of employment on the Scheduled Termination Date.

The foregoing description of the terms of the Rose Employment Agreement is qualified in its entirety by the full text of the Rose Employment Agreement, a copy of which is attached hereto as Exhibit 10.2, and which is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 13, 2016, between SIGA and Phillip Louis Gomez, III

10.2	Amended and Restated Employment Agreement, dated as of October 13, 2016, between SIGA and Eric A. Rose

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:  October 13, 2016